                                  EXHIBIT 3.2
                                                     Adopted:  November 22, 1992

                                    BYLAWS
                                      OF
                      SQL FINANCIALS INTERNATIONAL, INC.

                              ARTICLE I.  OFFICES
                              ----------  -------

     Section 1.01.  Registered Office and Agent.  The Corporation shall have and
     -------------  ----------------------------
continuously maintain a registered office and registered agent in accordance with the provisions of Sections 131 through 136 of the General Corporation Law of Delaware.

     Section 1.02.  Other Offices.  The Corporation may have offices at such
     -------------  --------------
place or places within or without the State of Delaware as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

                      ARTICLE II.  STOCKHOLDERS MEETINGS
                      -----------  ---------------------
     Section 2.01.  Place of Meetings.  All meetings of the stockholders shall
     -------------  ------------------
be held at such place as may be fixed from time to time by the Board of Directors.

     Section 2.02.  Annual Meetings.  An annual meeting of the stockholders
     -------------  ----------------
shall be held on the last business day of the fifth month following the close of each fiscal year or at such other time and date and following the close of the fiscal year as shall be determined by the Board of Directors (and in any event within thirteen (13) months of the last annual meeting of Stockholders), for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

     Section 2.03.  Special Meetings.  Special meetings of the stockholders, for
     -------------  -----------------
any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the Chairman of the Board or the President; and shall be called by the Chairman of the Board, the President, or the Secretary: (i) when so directed by the Board of Directors, (ii) at the request in writing of any two or more Directors, or (iii) at the written request of stockholders owning a majority of the capital stock of the Corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.04.  Notice of Meetings.  Except as otherwise required by statute
     -------------  -------------------
or the Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be served either personally or by mail, upon each Stockholder of record entitled to vote at such meeting, not less than 10 nor more than 60 days before such meeting. If mailed, such notice shall be directed to a Stockholder at his post office address last shown on the records of the Corporation. Notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any Stockholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice by means of a signed writing. Attendance of a Stockholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.

     Section 2.05.  Quorum.  The holders of a majority of the stock issued,
     -------------  -------
outstanding, and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 2.06.  Voting.  At every meeting of the stockholders, including
     -------------  -------
meetings of stockholders for the election of Directors, any Stockholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. Each Stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stock holders, except as to the election of Directors or as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. Directors shall be elected by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

     Section 2.07.  Conduct of Meetings.  The Chairman of the Board of
     -------------  --------------------
Directors, or in his absence the President, or in their absence a person appointed by the Board of Directors, shall preside at meetings of the stockholders. The Secretary of the Corporation, or in the Secretary's absence, any person appointed by the presiding Officer shall act as Secretary for meetings of the stockholders. Meetings shall be governed by the most recent edition of

Roberts Rules of Order, except to the extent that these Bylaws are inconsistent
----------------------
therewith.

     Section 2.08.  Written Consents.  Any action required to be taken at any
     -------------  -----------------
annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                       ARTICLE III.  BOARD OF DIRECTORS
                       ------------  ------------------

     Section 3.01.  Authority.  Except as may be otherwise provided by any legal
     -------------  ----------
agreement among stockholders, the property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among stockholders, by the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 3.02.  Number and Term.  The Board of Directors shall consist of up
     -------------  ----------------
to seven (7) members to be fixed by resolution of the Board of Directors or stockholders from time to time. Each Director (whether elected at an annual meeting of stockholders or otherwise) shall hold office until the annual meeting of stockholders held next after this election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.
Directors need not be stockholders.

     Section 3.03.  Vacancies.  A vacancy on the Board of Directors shall exist
     -------------  ----------
upon the death, resignation, removal, or incapacity to serve of any Director; upon the increase in the number of Directors; and upon the failure of the stockholders to elect the full number of Directors authorized. The remaining Directors shall continue to act, and such vacancies may be filled by a majority vote of the remaining Directors then in office, though less than a quorum, and, if not filled by prior action of the Directors, may be filled by the stockholders at any meeting held during the existence of such vacancy.

     Section 3.04.  Place of Meetings.  The Board of Directors may hold its
     -------------  ------------------
meetings at such place or places within or without the State of Delaware as it may from time to time determine.

     Section 3.05.  Compensation of Directors.  Directors may be allowed such
     -------------  --------------------------
compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

     Section 3.06.  Resignation.  Any Director may resign by giving written
     -------------  ------------
notice to the Board of Directors. The resignation shall be effective on receipt, unless the notice specifies a later time for the effective date of such resignation, in which event the resignation shall be effective upon the election and qualification of a successor. If the resignation is effective at a future time, a successor may be elected before that time to take office when the resignation becomes effective.

     Section 3.07.  Time of Meetings.  Each newly elected Board of Directors
     -------------  -----------------
shall meet (i) at the place and time which shall have been determined, in accordance with the provisions of these Bylaws, for the holding of the regular meeting of the Board of Directors scheduled to be held first following the annual meeting of the stockholders at which the newly elected Board of Directors shall have been elected, or (ii) if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of stockholders and at the place thereof, or (iii) at such time and place as shall be fixed by the written consent of all the Directors of such newly elected Board of Directors. In any event no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting.

     Section 3.08.  Notice of Meetings.  Regular meetings of the Board of
     -------------  -------------------
Directors may be held at such time and place within or without the State of Delaware as shall from time to time be determined by the Board of Directors by resolution, and such resolution shall constitute notice thereof. No further notice shall be required in order legally to constitute such regular meeting.

     Section 3.09.  Special Meetings.  Special meetings of the Board of
     -------------  -----------------
Directors may be called by the Chairman of the Board or the President on not less than two days' notice by mail, telegram, cablegram, or personal delivery to each Director and shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on like notice on the written request of any two or more Directors delivered to such Officer of the Corporation. Any such special meeting shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of meeting.

     Section 3.10.  Notice - Purpose of Meeting.  No notice of any special
     -------------  ----------------------------
meeting of the Board of Directors need state the purposes thereof, and such notice shall be sufficient if it states the time and place of such meeting and the person or persons calling such meeting.

     Section 3.11.  Quorum; Voting.  At all meetings of the Board of Directors,
     -------------  --------------
the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

     Section 3.12.  Telephonic Participation.  Directors may participate in
     -------------  -------------------------
meetings of the Board of Directors through use of conference telephone or similar communications equipment, provided all Directors participating in the meeting can hear one another. Such participation shall constitute personal presence at the meeting, and consequently shall be counted toward the required quorum and in any vote.

     Section 3.13.  Conduct of Meetings.  The Chairman of the Board, or in his
     -------------  --------------------
absence the President, and in their absence the Vice President, if any, named by the Board of Directors, shall preside at meetings of the Board of Directors.
The Secretary of the Corporation, or in the Secretary's absence any person appointed by the presiding Officer, shall act as Secretary for meetings of the Board of Directors. Meetings shall be governed by the most recent edition of Robert's Rules of Order, except to the extent that these
                  -----------------------
Bylaws are inconsistent therewith.

     Section 3.14.  Action by Written Consent.  Any action required or permitted
     -------------  --------------------------
to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

     Section 3.15.  Removal.  Any Director or the entire Board of Directors may
     -------------  --------
be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

                            ARTICLE IV. COMMITTEES
                            ----------- ----------

     Section 4.01.  Executive Committee.  The Board of Directors may by
     -------------  --------------------
resolution adopted by a majority of the entire Board, designate an Executive Committee of two or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of the stockholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation, removal, or until he shall cease to be a Director.

     Section 4.02.  Executive Committee - Powers.  During the intervals between
     -------------  -----------------------------
the meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers specifically granted to the Board of Directors by these Bylaws or by the Certificate of

Incorporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the Certificate of Incorporation; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation; (4) removal of any or all of the Officers of the Corporation; (5) a voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution; or (6) certain other matters described in
Section 141(d) of the General Corporation Law of Delaware.

     Section 4.03.  Executive Committee - Meetings. The Executive Committee
     -------------  -------------------------------
shall meet from time to time on call of the Chairman of the Board, the President, or of any one or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings, shall keep a record of its proceedings, and shall report these proceedings to the Board of Directors at the meeting thereof held next after such meeting of the Executive Committee. All such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration. The Executive Committee shall act by majority vote of its members.

     Section 4.04.  Executive Committee - Alternate Members.  The Board of
     -------------  ----------------------------------------
Directors, by resolution adopted in accordance with Section 4.01, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

     Section 4.05.  Other Committees.  The Board of Directors, by resolution
     -------------  -----------------
adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of three or more of the Directors of the Corporation (other than the Stock Option Committee, which shall consist of two or more members), which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

     Section 4.06.  Removal of Committee Members.  The Board of Directors shall
     -------------  -----------------------------
have power at any time to remove any or all of the members of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                              ARTICLE V. OFFICERS
                              ---------- --------

     Section 5.01.  Election of Officers.  The Board of Directors at its first
     -------------  ---------------------
meeting after each annual meeting of stockholders shall elect a President and a Secretary and may elect such other of the following Officers: a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, one or more Vice Presidents (one of whom may be designated Executive Vice President), and a Treasurer. The Board of Directors at any time and from time to time may appoint such other Officers as it shall deem necessary, including one or more Assistant

Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chairman of the Board.

     Section 5.02.  Compensation.  The salaries of the Officers of the
     -------------  -------------
Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any Officer or Officers the power to fix the compensation of any Officer appointed in accordance herewith.

     Section 5.03.  Term, Removal, Resignation.  Each Officer of the Corporation
     -------------  ---------------------------
shall hold office until his successor is chosen or until his earlier resignation, death, removal, or termination of his office. Any Officer may be removed with or without cause by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any Officer may resign by giving written notice to the Board of Directors. The resignation shall be effective upon receipt, or at such time as may be specified in such notice.

     Section 5.04.  Chairman of the Board.  The Chairman of the Board shall see
     -------------  ---------------------
that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall be ex officio a member of all standing
                                            -- -------
committees, unless otherwise provided in the resolution appointing the same. The Chairman of the Board shall call meetings of the stockholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.

     Section 5.05.  Chief Executive Officer.  The Chief Executive Officer shall
     -------------  -----------------------
have general and active management of the business of the Corporation and shall have final decision-making authority in the conduct of all business affairs of the Corporation. The Chief Executive Officer shall be ex officio a member of all standing committees, unless otherwise
         -- -------
provided in the resolutions appointing the same and in the absence of a Chairman of the Board shall have all of the powers and perform the duties of Chairman of the Board. If no Treasurer is elected, the Chief Executive Officer shall also have all of the powers and perform the duties of Treasurer.

     Section 5.06.  President.  The President shall have such powers and perform
     -------------  ----------
such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors or the Chairman of the Board. The President shall be ex officio a member of all standing committees, unless otherwise
         -- -------
provided in the resolution appointing such committees. In the absence of a Chairman of the Board and a Chief Executive Officer, the President shall call meetings of the stockholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.

     Section 5.07.  Chief Operating Officer.  The Chief Operating Officer shall
     -------------  -----------------------
perform such administrative, operational, managerial and other duties as the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall request or delegate.

     Section 5.08.  Vice Presidents.  The Vice Presidents shall perform such
     -------------  ----------------
duties as are generally performed by vice presidents. The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall request or delegate.

     Section 5.09.  Secretary.  The Secretary shall attend all meetings of the
     -------------  ----------
Board of Directors, all meetings of the stockholders, and record all votes and the minutes of all proceed ings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notice required to be given of any meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall be. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary's request, perform the duties and exercise the powers and authority herein granted to the Secretary.

     Section 5.10.  Treasurer.  The Treasurer shall have charge of and be
     -------------  ----------
responsible for all funds, securities, receipts, and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors; he shall render to the Chairman of the Board, the Chief Executive Officer, and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all the duties incident to the office of a treasurer of a Corporation, and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

     Section 5.11.  Vacancy in Office.  In case of the absence of any Officer of
     -------------  ------------------
the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such Officer to any Officer or to any Director.


                          ARTICLE VI.  CAPITAL STOCK
                          -----------  -------------

     Section 6.01.  Share Certificates.  The interest of each Stockholder shall
     -------------  -------------------
be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt. The certificates shall be consecutively numbered, and the issuance of shares shall be duly recorded in the books of the Corporation as they are issued. Each certificate shall indicate the holder's name, the number of shares, the class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Delaware, and a statement of the par value per share or that the shares are without par value. Each certificate shall be signed by (i) the Chairman of the Board or the President, and (ii) the Secretary, or Assistant Secretary, if such officer or officers have been elected or appointed by the Corporation, and shall be sealed with the seal of the Corporation; provided, however, that if such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such Officer and such seal, may be a facsimile. In the event that any Officer who has signed, or whose facsimile signature has been used on any such certificate, shall cease to be an Officer of the Corporation, whether because of death, resignation, or otherwise, prior to the delivery of such certificate by the Corporation, such certificate may nevertheless be delivered as though the person who signed whose facsimile signatures shall have been used thereon had not ceased to be such Officer or Officers.

     Section 6.02.  Stockholder Records.  The Corporation shall keep a record of
     -------------  --------------------
the stockholders of the Corporation which readily indicates in alphabetical order or by alphabetical index, and by classes of stock, the names of the stockholders entitled to vote, the addresses of such stockholders, and the number of shares held by such Stockholder. Said record shall be presented at all meetings of the stockholders.

     Section 6.03.  Stock Transfer Books.  Transfers of stock shall be made on
     -------------  ---------------------
the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.07 of these Bylaws.

     Section 6.04.  Determination of Stockholders.  In order that the
     -------------  ------------------------------
Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date for determining stockholders shall be fixed, such date shall be deemed to be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the General Corporation Law of Delaware, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of Delaware with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     Section 6.05.  Stockholder Rights.  The Corporation shall be entitled to
     -------------  -------------------
treat the holder of any share of stock of the Corporation as the person entitled to vote such share and to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 6.06.  Transfer Agent.  The Board of Directors may appoint one or
     -------------  ---------------
more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

     Section 6.07.  Replacement Certificates.  Any person claiming a certificate
     -------------  -------------------------
of stock to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity. Such bond shall be in form and amount satisfactory to the Board of Directors, and shall be with one or more sureties, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.



                          ARTICLE VII.  MISCELLANEOUS
                          ------------  -------------

     Section 7.01.  Inspection of Books.  The Board of Directors shall have
     -------------  --------------------
power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of stockholders, except with respect to such accounts, books, and records as may by law be specifically open to inspection by the stockholders, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law, if any, for the inspection of records, accounts, and books which by law or by determination of the Board of Directors shall be open to inspection, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

     Section 7.02.  Fiscal Year.  The fiscal year of the Corporation shall be
     -------------  -----------
fixed from time to time by resolution of the Board of Directors.

     Section 7.03.  Seal.  The corporate seal shall be in such form as the Board
     -------------  -----
of Directors may from time to time determine. In the event it is inconvenient to use such seal at any time, the signature of the Corporation followed by the word "SEAL" or "CORPORATE SEAL" enclosed in parenthesis or scroll, shall be deemed to be the seal of the Corporation.

     Section 7.04.  Appointment of Agents.  The Chairman of the Board and Chief
     -------------  ----------------------
Executive Officer shall be authorized and empowered in the name of and as the act and deed of the Corporation to name and appoint general and special agents, representatives, and attorneys to represent the Corporation in the United States or in any foreign country or countries; to name and appoint attorneys and proxies to vote any shares of stock in any other Corporation at any time owned or held of record by the Corporation; to prescribe, limit, and define the powers and duties of such agents, representatives, attorneys, and proxies; and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney, or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys, or proxies shall be so named and appointed shall be signed and executed by the Chairman of the Board or Chief Executive Officer, and the corporate seal shall be affixed thereto. Any substitution, revocation, or cancellation shall be signed in like manner, provided always that any agent, representative, attorney, or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this Bylaw shall be deemed to constitute full and complete authority to the Officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

     Section 7.05.  Indemnification.
     -------------  ----------------

     (a) Under the circumstances prescribed in this Section 7.05, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (a "Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or, while a Director or Officer, is or was serving at the request of the Corporation as an officer, director, partner, joint venturer, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such Proceeding, but only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and his conduct is not determined by the Board to be fraudulent or wilful misconduct, and, with respect to any criminal Proceeding, if he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the above, the indemnification permitted hereunder in connection with a Proceeding by or in the right of the Corporation is limited to reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding.

     (b) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of
                              ---- ----------
itself, create a presumption that the person did not meet the standard of conduct set forth in Section 7.05(a).

     (c) Notwithstanding the foregoing, the Corporation shall not indemnify any Director or Officer in connection with any Proceeding by or in the right of the Corporation in which said person was adjudged liable to the Corporation, unless and only to the extent that the court in which the Proceeding was brought shall determine that, despite such adjudication, such person is entitled to indemnity for such expenses which said court shall deem proper.

     (d) To the extent that a Director or Officer has been successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a Director or Officer, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (e) Except as provided in paragraph (d) of this Section 7.05 and except as may be ordered by a court, the Corporation shall not indemnify any Director or Officer unless authorized hereunder and a determination has been made that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.05(a). Such determination shall be made in accordance with Section 145(d) of the General Corporation Law of Delaware, as amended.

     (f) Reasonable expenses (including attorneys' fees) incurred by a Director or Officer who is a party to a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding if the Director or Officer furnishes the Corporation a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

     (g) The indemnification provided by this Section 7.05 shall not be deemed exclusive of any other right to which the persons indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors, or administrators of such persons.

     (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 7.05.

     Section 7.06.  Reimbursement of Personal Expenses.  Each Officer and
     -------------  -----------------------------------
Director of the Corporation shall be required from time to time to bear personally incidental expenses related to his responsibilities as an officer and director which expenses unless specifically authorized shall not be subject to reimbursement by the Company.

     Section 7.07. Interested Directors; Quorum.  No contract or transaction
     ------------- -----------------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the materials facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.